UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2024, Elevai Labs Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Third and Amended Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect a 1-for-200 reverse stock split (the “reverse stock split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on November 27, 2024. The Certificate of Amendment has no effect on the par value of the Common Stock. No fractional shares were issued in connection with the reverse stock split and stockholders received one share of Common Stock in lieu of a fractional share.

The Reverse Stock Split was approved by the Company’s stockholders on August 12, 2024, at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Chief Executive Officer of the Company. On August 22, 2024, the board of directors approved a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Chief Executive Officer of the Company.

The Amendment provides that at the Effective Time, every 200 shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time will automatically be reclassified, without any action on the part of the holder thereof, into one share of Common Stock. Fractional shares will not be issued pursuant to the Reverse Stock Split and stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split shall be entitled to receive one whole share at the effective time of the Reverse Stock Split.

The Company is effectuating the Reverse Stock Split as part of its efforts to achieve compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share required for continued listing on the Nasdaq.

VStock Transfer, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market when the market opens on November 27, 2024. The trading symbol for the Common Stock remains “ELAB.” The Common Stock will be assigned a new CUSIP number (28622K 203) following the reverse stock split.

The Company has adjusted the number of shares available for future grant under its equity incentive plan and has also adjusted the number of outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued to reflect the effects of the reverse stock split.

A copy of the Certificate of Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Information.

On November 22, 2024, the Company issued a press release announcing the reverse stock split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment filed on November 20, 2024.
99.1	Press Release dated as of November 22, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024

Elevai Labs, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer, President and Director

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